Exhibit 4.4

EXECUTION VERSION

TRUST SUPPLEMENT No. 2019-2A-S

Dated as of September 13, 2019

between

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee,

and

UNITED AIRLINES, INC.

to

PASS THROUGH TRUST AGREEMENT

Dated as of October 3, 2012

$286,718,000

United Airlines Pass Through Trust 2019-2A-S

2.90% United Airlines Pass Through Certificates, Series 2019-2A-S

This Trust Supplement No. 2019-2A-S, dated as of September 13, 2019 (herein called the “Trust Supplement”), between United Airlines, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association (the “Trustee”), to the Pass Through Trust Agreement, dated as of October 3, 2012, between the Company (formerly known as Continental Airlines, Inc.) and the Trustee (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, unlimited as to the aggregate face amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

WHEREAS, the Company is the owner of or has obtained commitments from Boeing for the delivery of three Boeing 787-9 aircraft, five Boeing 787-10 aircraft, and two Boeing 777-300ER aircraft, and from Embraer for the delivery of ten Embraer ERJ 175 LL aircraft (collectively, the “Eligible Aircraft”);

WHEREAS, as of the Transfer Date, the Company will have financed the purchase price of three Boeing 787-9 aircraft, four Boeing 787-10 aircraft, two Boeing 777-300ER aircraft, and ten Embraer ERJ 175 LL aircraft included in the Eligible Aircraft (such Eligible Aircraft to be financed, in each case taking into account any Substitute Aircraft pursuant to the NPA, the “Applicable Aircraft”);

WHEREAS, as of the Transfer Date, with respect to each Applicable Aircraft, the Company will have issued pursuant to an Indenture, on a recourse basis, Equipment Notes to finance a portion of the purchase price of such Applicable Aircraft;

WHEREAS, as of the Transfer Date, the Related Trustee will assign, transfer and deliver all of such trustee’s right, title and interest to the trust property held by the Related Trustee to the Trustee pursuant to the Assignment and Assumption Agreement;

WHEREAS, the Trustee, effective only, but automatically, upon execution and delivery of the Assignment and Assumption Agreement, will be deemed to have declared the creation of the United Airlines Pass Through Trust 2019-2A-S (the “Applicable Trust”) for the benefit of the Applicable Certificateholders, and each Holder of Applicable Certificates “Outstanding” as of the Transfer Date, as the grantors of the Applicable Trust, by their respective acceptances of such Applicable Certificates (as defined below), will join in the creation of the Applicable Trust with the Trustee;

WHEREAS, all Applicable Certificates to be deemed issued by the Applicable Trust will evidence Fractional Undivided Interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Applicable Certificates to which an Escrow Receipt (as defined below) has been affixed;

WHEREAS, upon the execution and delivery of the Assignment and Assumption Agreement, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

ARTICLE I

THE CERTIFICATES

Section 1.01. The Certificates. The Applicable Certificates shall be known as “United Airlines Pass Through Certificates, Series 2019-2A-S”. Each Applicable Certificate represents a Fractional Undivided Interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a Fractional Undivided Interest in the Applicable Trust.

The terms and conditions applicable to the Applicable Certificates are as follows:

(a)    The aggregate face amount of the Applicable Certificates that shall be initially deemed issued under the Agreement shall be equal to the aggregate principal amount of “Outstanding” pass through certificates representing Fractional Undivided Interests in the Related Trust on the Transfer Date. Subject to the preceding sentence and Section 5.01 of this Trust Supplement and except for Applicable Certificates authenticated and delivered under Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, no Applicable Certificates shall be authenticated under the Agreement.

(b)    The Regular Distribution Dates with respect to any distribution of Scheduled Payments means May 1 and November 1 of each year, commencing on May 1, 2020 until distribution of all of the Scheduled Payments to be made under the Equipment Notes has been made.

(c)    The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

(d)    At the Escrow Agent’s request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Distribution, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

(e)    (i)     The Applicable Certificates shall be in the form attached as Exhibit A to the Related Pass Through Trust Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Related Pass Through Trust Agreement or the Agreement, as the case may be, or as the Trustee may deem appropriate, to reflect the fact that the Applicable Certificates are being issued under the Agreement as opposed to under the Related Pass Through Trust Agreement. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either (x) no assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental, church or foreign plan subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (a “Similar Law Plan”) have been used to purchase or hold such Applicable Certificate or an interest therein or (y) the purchase and holding of such Applicable Certificate or an interest therein either (A) in the case of assets of an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (B) in the case of assets of a Similar Law Plan, will not violate any similar state, local or foreign law.

(ii)    The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Applicable Trust and the Clearing Agency attached as Exhibit B to the Related Pass Through Trust Supplement.

(f)    If the purchaser or transferee of an Applicable Certificate or an interest therein is an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, it will be deemed to represent, warrant and agree that (i) none of United Airlines Holdings, Inc., the Company, or the Underwriters, nor any of their affiliates, has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of such plan (“Plan Fiduciary”), has relied in connection with its decision to invest in the Applicable Certificates, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to such plan or the Plan Fiduciary in connection with such plan’s acquisition of the Applicable Certificates; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.

(g)    The “Participation Agreements” as defined in this Trust Supplement are the “Note Purchase Agreements” referred to in the Basic Agreement.

(h)    The Applicable Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.

(i)    The Applicable Certificates are entitled to the benefits of the Liquidity Facility.

(j)    The Responsible Party is the Company.

(k)    The date referred to in clause (i) of the definition of the term “PTC Event of Default” in the Basic Agreement is the Final Maturity Date.

(l)    The “particular sections of the Note Purchase Agreement”, for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section 8.1 of each Participation Agreement.

(m)    The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the NPA.

ARTICLE II

DEFINITIONS

Section 2.01. Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

Agreement: Means the Basic Agreement, as supplemented by this Trust Supplement.

Aircraft: Means each of the Applicable Aircraft in respect of which a Participation Agreement is to be or is entered into in accordance with the NPA (or any Substitute Aircraft, including engines therefor, owned by the Company and securing one or more Equipment Notes).

Aircraft Purchase Agreement: Has the meaning specified in the NPA.

Applicable Aircraft: Has the meaning specified in the recitals hereto.

Applicable Certificate: Means any of the “Applicable Certificates” issued by the Related Trust and that are “Outstanding” (as defined in the Related Pass Through Trust Agreement) as of the Transfer Date (the “Transfer Date Certificates”) and any Certificate issued in exchange therefor or replacement thereof pursuant to the Agreement.

Applicable Certificateholder: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

Applicable Trust: Has the meaning specified in the recitals hereto.

Assignment and Assumption Agreement: Means the assignment and assumption agreement substantially in the form of Exhibit C to the Related Pass Through Trust Supplement executed and delivered in accordance with Section 7.01 of the Related Pass Through Trust Supplement.

Basic Agreement: Has the meaning specified in the first paragraph of this Trust Supplement.

Boeing: Means The Boeing Company.

Business Day: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Chicago, Illinois, or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

Certificate: Has the meaning specified in the Intercreditor Agreement.

Certificate Buyout Event: Means that a United Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) both (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) the Company has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the U.S. Bankruptcy Code; or (B) prior to the expiry of the 60-Day Period, the Company shall have abandoned any Aircraft.

Class: Has the meaning specified in the Intercreditor Agreement.

Closing Notice: Has the meaning specified in the NPA.

Company: Has the meaning specified in the first paragraph of this Trust Supplement.

Controlling Party: Has the meaning specified in the Intercreditor Agreement.

Cut-off Date: Means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

Delivery Period Termination Date: Has the meaning specified in the Related Pass Through Trust Supplement.

Deposit Agreement: Means the Deposit Agreement dated as of September 13, 2019 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Depositary: Means Sumitomo Mitsui Banking Corporation, acting through its New York Branch.

Deposits: Has the meaning specified in the Deposit Agreement.

Distribution Date: Means any Regular Distribution Date or Special Distribution Date as the context requires.

Eligible Aircraft: Has the meaning specified in the recitals hereto.

Embraer: Means Embraer S.A.

ERISA: Has the meaning specified in Section 1.01(e) of this Trust Supplement.

Escrow Agent: Means, initially, U.S. Bank National Association and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

Escrow Agreement: Means the Escrow and Paying Agent Agreement dated as of September 13, 2019 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Related Trustee (and after the Transfer Date, the Trustee) and the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Escrow Paying Agent: Means the Person acting as paying agent under the Escrow Agreement.

Escrow Receipt: Means the receipt substantially in the form annexed to the Escrow Agreement representing a Fractional Undivided Interest in the funds held in escrow thereunder.

Final Distribution: Has the meaning specified in the Escrow Agreement.

Final Maturity Date: Means November 1, 2029.

Final Withdrawal: Has the meaning specified in the Escrow Agreement.

Final Withdrawal Date: Has the meaning specified in the Escrow Agreement.

Indenture: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Closing Notice delivered pursuant to the NPA or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Intercreditor Agreement: Means the Intercreditor Agreement dated as of September 13, 2019 among the Related Trustee (and after the Transfer Date, the Trustee), the Related Other Trustees (and after the Transfer Date, the Other Trustees) party thereto, the Liquidity Provider, the liquidity provider relating to the Class A Certificates, the liquidity provider relating to the Class B Certificates and Wilmington Trust, National Association, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

Investors: Means the Underwriters, together with all subsequent beneficial owners of the Applicable Certificates.

Liquidity Facility: Means, initially, the Revolving Credit Agreement dated as of September 13, 2019 relating to the Applicable Certificates, between the Liquidity Provider and Wilmington Trust, National Association, as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

Liquidity Provider: Means, initially, National Australia Bank Limited, acting through its New York Branch, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

Make-Whole Amount: Has the meaning specified in any Indenture.

Note Documents: Means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, the Indenture and the Participation Agreement relating to such Equipment Note.

NPA: Means the Note Purchase Agreement, as amended by Amendment No. 1 to the Note Purchase Agreement, dated as of the date hereof among the Related Trustee (and after the Transfer Date, the Trustee), the Related Other Trustees (and after the Transfer Date, the Other Trustees) party thereto, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Applicable Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Other Agreements: Means (i) the Basic Agreement, as supplemented by Trust Supplement No. 2019-2AA-S dated as of the date hereof relating to United Airlines Pass

Through Trust 2019-2AA-S, (ii) the Basic Agreement, as supplemented by Trust Supplement No. 2019-2B-S dated as of the date hereof relating to United Airlines Pass Through Trust 2019-2B-S, (iii) the Basic Agreement as supplemented by a Trust Supplement relating to any Additional Trust and (iv) the Basic Agreement as supplemented by a Trust Supplement relating to any Refinancing Trust.

Other Trustees: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

Other Trusts: Means the United Airlines Pass Through Trust 2019-2AA-S, the United Airlines Pass Through Trust 2019-2B-S, an Additional Trust or Trusts, if any, and a Refinancing Trust or Trusts, if any, created by the Other Agreements.

Outstanding: When used with respect to Applicable Certificates, means, as of the date of determination, all Transfer Date Certificates, and all other Applicable Certificates theretofore authenticated and delivered under the Agreement, in each case except:

(i)    Applicable Certificates theretofore canceled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

(ii)    Applicable Certificates for which money in the full amount required to make the final distribution with respect to such Applicable Certificates pursuant to Section 11.01 of the Basic Agreement has been theretofore deposited with the Trustee in trust for the Applicable Certificateholders as provided in Section 4.01 of the Basic Agreement pending distribution of such money to such Applicable Certificateholders pursuant to payment of such final distribution; and

(iii)    Applicable Certificates in exchange for or in lieu of which other Applicable Certificates have been authenticated and delivered pursuant to the Agreement.

Participation Agreement: Means each Participation Agreement entered into by the Related Trustee and the Related Other Trustees pursuant to the NPA, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates, less (ii) the aggregate amount of all payments made as of such date in respect of such Certificates, the Applicable Certificates or the Deposits, other than payments made in respect of interest or premium (including Make-Whole Amount) thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes, or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes, or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Prospectus Supplement: Means the final Prospectus Supplement dated September 3, 2019 relating to the offering of the Applicable Certificates and the Class AA Certificates.

Ratings Confirmation: Has the meaning specified in the Intercreditor Agreement.

Related Other Pass Through Trust Agreements: Means the “Other Agreements” as defined in the Related Pass Through Trust Agreement.

Related Other Trustees: Means the “Other Trustees” as defined in the Related Pass Through Trust Agreement.

Related Other Trusts: Means the “Other Trusts” as defined in the Related Pass Through Trust Agreement.

Related Pass Through Trust Agreement: Means the Basic Agreement as supplemented by the Related Pass Through Trust Supplement.

Related Pass Through Trust Supplement: Means the Trust Supplement No. 2019-2A-O dated as of the date hereof, relating to the United Airlines Pass Through Trust 2019-2A-O and entered into by the Company and the Related Trustee, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

Related Trust: Means the United Airlines Pass Through Trust 2019-2A-O, formed under the Related Pass Through Trust Agreement.

Related Trustee: Means the trustee under the Related Pass Through Trust Agreement.

Scheduled Payment: Means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than any such payment which is not in fact received by the Trustee or the Subordination Agent within five days of the date on which such payment is scheduled to be made) or (ii) any payment of interest on the Applicable Certificates with funds drawn under the Liquidity Facility, which payment in any such case represents the installment of principal on such Equipment Note at the stated maturity of such installment, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, premium (including Make-Whole Amount), if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in each Indenture).

Substitute Aircraft: Has the meaning specified in the NPA.

Transfer Date: Means the moment of execution and delivery of the Assignment and Assumption Agreement by each of the parties thereto.

Transfer Date Certificates: Has the meaning specified in the definition of Applicable Certificates.

Triggering Event: Has the meaning assigned to such term in the Intercreditor Agreement.

Trust Property: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon or in respect thereof and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Escrow Agreement, the NPA and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or the Liquidity Facility, provided that rights with respect to the Deposits or under the Escrow Agreement will not constitute Trust Property.

Trust Supplement: Has the meaning specified in the first paragraph of this trust supplement.

Trustee: Has the meaning specified in the first paragraph of this Trust Supplement.

Underwriters: Means, collectively, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BofA Securities, Inc., BBVA Securities Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Standard Chartered Bank and Wells Fargo Securities, LLC.

Underwriting Agreement: Means the Underwriting Agreement related to the Applicable Certificates dated September 3, 2019 among Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the several Underwriters, the Company and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

United Bankruptcy Event: Has the meaning specified in the Intercreditor Agreement.

ARTICLE III

DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

Section 3.01. Statements to Applicable Certificateholders. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

(i)    The aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Provider;

(ii)    The amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including Make-Whole Amount), if any;

(iii)    The amount of such distribution under the Agreement allocable to interest;

(iv)    The amount of such distribution under the Escrow Agreement allocable to interest;

(v)    The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

(vi)    The Pool Balance and the Pool Factor.

With respect to the Applicable Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Distribution Date, the Trustee will request that such Clearing Agency post on its Internet bulletin board a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

(b)    Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder’s preparation of its U.S. federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.01(a) of this Trust Supplement.

(c)    If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date differ from the amount thereof set forth for the Applicable Certificates on page S-39 of the Prospectus Supplement, by no later than the 15th day prior to such Regular Distribution Date, the Trustee (if the Related Trustee has not already done so) shall mail written notice of the actual amount of such scheduled payments to the Applicable Certificateholders of record as of a date within 15 Business Days prior to the date of mailing. If the Trustee has given such notice, the Company shall not give a “Closing Notice” (as defined in the NPA) under the NPA providing for a “Funding Date” (as defined in the NPA) on or after the date the Trustee gives such notice and on or prior to such Regular Distribution Date and shall revoke any Closing Notice previously given that provides for such a Funding Date.

(d)    Promptly following (i) the Delivery Period Termination Date, if there has been any change in the information set forth in clauses (y) and (z) below from that set forth on page S-39 of the Prospectus Supplement, and (ii) the date of any early redemption of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee (if the Related Trustee has not already done so) shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal payment schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Transfer Date, the Trustee (if the Related Trustee has not already done so) will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on the Delivery Period Termination Date. The Trustee (if the Related Trustee has not already done so) will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

(e)    The Trustee shall provide promptly to the Applicable Certificateholders all material non-confidential information received by the Trustee from the Company.

(f)     This Section 3.01 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 3.02. Special Payments Account. (a) The Trustee shall establish and maintain on behalf of the Applicable Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Applicable Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

(b)     This Section 3.02 supersedes and replaces Section 4.01(b) of the Basic Agreement in its entirety, with respect to the Applicable Trust.

Section 3.03. Distributions from Special Payments Account. (a) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held (subject to the Intercreditor Agreement) in the Applicable Trust or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 3.02(a) of this Trust Supplement. There shall be so distributed to each Applicable Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 7.01 of this Trust Supplement concerning the final distribution) by check mailed to such Applicable Certificateholder, at the address appearing in the Register, such Applicable Certificateholder’s pro rata share (based on the Fractional Undivided Interest in the Applicable Trust held by such Applicable Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment, except that, with respect to Applicable Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

(b)    The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Applicable Certificateholder at his address as it appears in the Register. In the event of redemption or purchase of Equipment Notes held in the Applicable Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 15 days after the date of such notice and as soon as practicable thereafter. Notices with respect to a Special Payment mailed by the Trustee shall set forth:

(i)    The Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 7.01 of this Trust Supplement),

(ii)    The amount of the Special Payment for each $1,000 face amount Applicable Certificate and the amount thereof constituting principal, premium (including Make-Whole Amount), if any, and interest,

(iii)    The reason for the Special Payment, and

(iv)    If the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Applicable Certificate.

If the amount of premium (including Make-Whole Amount), if any, payable upon the redemption or purchase of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium (including Make-Whole Amount) received will also be distributed.

If any redemption of the Equipment Notes held in the Applicable Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Applicable Certificateholder at its address as it appears on the Register.

(c)     This Section 3.03 supersedes and replaces Section 4.02(b) and Section 4.02(c) of the Basic Agreement in their entirety, with respect to the Applicable Trust.

Section 3.04. Limitation of Liability for Payments. Section 3.09 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “the Owner Trustees or the Owner Participants” in the second sentence thereof and adding in lieu thereof “the Liquidity Provider”.

ARTICLE IV

DEFAULT

Section 4.01. Purchase Rights of Certificateholders. (a) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buyout Event:

(i)     So long as no Additional Certificateholder or Class B Certificateholder has elected to exercise its rights to purchase Certificates pursuant to, and given notice of such election in accordance with, this Section 4.01(a) (upon such election and notification thereof, the right specified in this Section 4.01(a)(i) shall be suspended and (x) upon consummation of such purchase pursuant to such election, be terminated with respect to such Certificate Buyout Event, or (y) upon failure to consummate such purchase on the proposed purchase date, such right shall be reinstated), each Applicable Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase, for the purchase price set forth in the Class AA Trust Agreement, all, but not less than all, of the Class AA Certificates upon 15 days’ written notice to the Class AA Trustee and each other Applicable Certificateholder, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15-day period any other Applicable Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Class AA Certificates pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (B) if prior to the end of such 15-day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder’s desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Class AA Certificates pursuant to this Section 4.01(a)(i);

(ii)    So long as no Additional Certificateholder has elected to exercise its rights to purchase Certificates pursuant to, and given notice of such election in accordance with, this Section 4.01(a) (upon such election and notification thereof, the right specified in this Section 4.01(a)(ii) shall be suspended and (x) upon consummation of the purchase pursuant to such election, be terminated with respect to such Certificate Buy-Out Event, or (y) upon failure to consummate such purchase on the proposed purchase date, such right shall be reinstated), each Class B Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase, for the purchase price set forth in the Class AA Trust Agreement with respect to the Class AA Certificates and herein with respect to the Applicable Certificates, respectively, all, but not less than all, of the Class AA Certificates and the Applicable Certificates upon 15 days’ prior written irrevocable notice to the Trustee, the Class AA Trustee and each other Class B Certificateholder, on the third Business Day following the expiration of such 15-day notice period, provided that (A) if prior to the end of such 15-day period any other Class B Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Class AA Certificates and Applicable Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) if prior to the end of such 15-day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder’s desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase the Class AA Certificates and the Applicable Certificates pursuant to this Section 4.01(a)(ii);

(iii)    If any Additional Certificates are issued pursuant to one or more Additional Trusts, each Additional Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire upon any purchase of the Class AA Certificates pursuant to clause (i) or (ii) above) to purchase all, but not less than all, of the Class AA Certificates, the Applicable Certificates, the Class B Certificates and any Additional Certificates ranked senior to the Additional Certificates held by the purchasing Additional Certificateholders upon 15 days’ written notice to the Trustee, the Class AA Trustee, the Class B Trustee, any Additional Trustee with respect to Additional

Certificates that rank senior to the Additional Certificates held by the purchasing Additional Certificateholders and each other Additional Certificateholder of the same class, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15-day period any other Additional Certificateholder of such class (other than the Company or any of its Affiliates) notifies such purchasing Additional Certificateholder that such other Additional Certificateholder wants to participate in such purchase, then such other Additional Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Additional Certificateholder to purchase all, but not less than all, of the Class AA Certificates, the Applicable Certificates, the Class B Certificates and such senior Additional Certificates pro rata based on the Fractional Undivided Interest in the applicable Additional Trust held by each such Additional Certificateholder and (B) if prior to the end of such 15 day period any other Additional Certificateholder of such class fails to notify the purchasing Additional Certificateholder of such other Additional Certificateholder’s desire to participate in such a purchase, then such other Additional Certificateholder shall lose its right to purchase the Class AA Certificates, the Applicable Certificates, the Class B Certificates and such senior Additional Certificates pursuant to this Section 4.01(a)(iii); and

(iv)     If any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Certificates pursuant to this Section 4.01(a) (and to receive notice in connection therewith) as the Certificateholders of the Class that such Refinancing Certificates refinanced.

The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium (including Make-Whole Amount), but including any other amounts then due and payable to the Applicable Certificateholders under the Agreement, the Intercreditor Agreement, the Escrow Agreement or any Note Document or on or in respect of the Applicable Certificates; provided, however, that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is (are) purchasing, pursuant to the terms of the Agreement and the Other Agreements, all of the Applicable Certificates, the Class AA Certificates, the Class B Certificates (unless such purchaser is a Class B Certificateholder) and, if applicable, the Additional Certificates that rank senior to the Additional Certificates held by the purchasing Additional Certificateholder(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 4.01. Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that (at any time after the occurrence of a Certificate Buyout Event) it will, upon payment from such Class AA Certificateholder(s), Class B Certificateholder(s), Additional Certificateholder(s) or Refinancing Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, (i) forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in the Agreement, the

Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the NPA, the Note Documents and all Applicable Certificates and Escrow Receipts held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) (and the purchaser shall assume all of such Applicable Certificateholder’s obligations under the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the NPA, the Note Documents and all such Applicable Certificates and Escrow Receipts), (ii) if such purchase occurs after a record date specified in Section 2.03 of the Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date thereunder, forthwith turn over to the purchaser(s) of its Applicable Certificate all amounts, if any, received by it on account of such distribution, and (iii) if such purchase occurs after a Record Date relating to any distribution and prior to or on the related Distribution Date, forthwith turn over to the purchaser(s) of its Applicable Certificate all amounts, if any, received by it on account of such distribution. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (I) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (II) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

As used in this Section 4.01 and elsewhere in this Trust Supplement, the terms “Additional Certificate”, “Additional Certificateholder”, “Additional Equipment Notes”, “Additional Trust”, “Class AA Certificate”, “Class AA Certificateholder”, “Class AA Trust”, “Class AA Trust Agreement”, “Class AA Trustee”, “Class B Certificate”, “Class B Certificateholder”, “Class B Trust”, “Class B Trust Agreement”, “Class B Trustee”, “Refinancing Certificates”, “Refinancing Certificateholder”, “Refinancing Equipment Notes” and “Refinancing Trust” shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

(b)    This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

Section 4.02. Amendment of Section 6.05 of the Basic Agreement. Section 6.05 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto,” set forth in the first sentence thereof.

ARTICLE V

THE TRUSTEE

Section 5.01. Acquisition of Trust Property. (a) The Trustee is hereby irrevocably authorized and directed to execute and deliver the Assignment and Assumption Agreement on the date specified in Section 7.01 of the Related Pass Through Trust Supplement, subject only to the satisfaction of the conditions set forth in said Section 7.01. The Agreement (except only for this sentence and the immediately preceding sentence hereof, which are effective upon execution and delivery hereof) shall become effective upon the execution and delivery of the Assignment and Assumption Agreement by the Trustee and the Related Trustee, automatically and without any further signature or action on the part of the Company and the Trustee, and shall thereupon constitute the legal, valid and binding obligation of the parties hereto enforceable against each of the parties hereto in accordance with its terms. Upon such execution and delivery of the Assignment and Assumption Agreement, the Related Trust shall be terminated, the Applicable Certificateholders shall receive beneficial interests in the Applicable Trust in exchange for their interests in the Related Trust equal to their respective beneficial interests in the Related Trust and the “Outstanding” (as defined in the Related Pass Through Trust Agreement) pass through certificates representing Fractional Undivided Interests in the Related Trust shall be deemed for all purposes of the Agreement, without further signature or action of any party or Certificateholder, to be Certificates representing the same Fractional Undivided Interests in the Applicable Trust and Trust Property. By acceptance of its Applicable Certificate, each Applicable Certificateholder consents to and ratifies such assignment, transfer and delivery of the trust property of the Related Trust to the Trustee upon the execution and delivery of the Assignment and Assumption Agreement. The provisions of this Section 5.01(a) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Applicable Trust, and all provisions of the Basic Agreement relating to Postponed Notes or Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

(b)     The Trustee, upon the execution and delivery of the Assignment and Assumption Agreement, acknowledges its acceptance of all right, title and interest in and to the Trust Property and declares that the Trustee holds and will hold such right, title and interest for the benefit of all then present and future Applicable Certificateholders, upon the trusts herein and in the Basic Agreement set forth. By the acceptance of each Applicable Certificate issued to it under the Related Pass Through Trust Agreement and deemed issued under the Agreement, each Holder of any such Applicable Certificate as grantor of the Applicable Trust thereby joins in the creation and declaration of the Applicable Trust. The provisions of this Section 5.01(b) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 5.02. [Intentionally Omitted].

Section 5.03. The Trustee. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement, the NPA or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement, the NPA and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

(b)    Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

Section 5.04. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that, on the Transfer Date:

(a)    The Trustee has full power, authority and legal right to receive the Trust Property assigned by the Related Trustee, assume the obligations under, and perform, the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is a party and has taken all necessary action to authorize such receipt, assumption and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party;

(b)    The receipt of the Trust Property under the Assignment and Assumption Agreement and the performance by the Trustee of the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c)    The receipt of the Trust Property under the Assignment and Assumption Agreement and the performance by the Trustee of the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

(d)    The Assignment and Assumption Agreement has been duly executed and delivered by the Trustee and this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 5.05. Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the NPA.

ARTICLE VI

ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

Section 6.01. Amendment of Section 5.02 of the Basic Agreement. Section 5.02 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by (i) replacing the phrase “of the Note Documents and of this Agreement” set forth in paragraph (b) thereof with the phrase “of the Note Documents, of the NPA and of this Agreement” and (ii) replacing the phrase “of this Agreement and any Note Document” set forth in the last paragraph of Section 5.02 with the phrase “of this Agreement, the NPA and any Note Document”.

Section 6.02. Supplemental Agreements without Consent of Applicable Certificateholders. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time:

(i)     Enter into one or more agreements supplemental to the Escrow Agreement, the NPA or the Deposit Agreement for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company’s obligations under (in the case of clause (2)), and the Company’s rights and powers conferred by (in the case of clause (3)), the NPA, and (b) references in clauses (4), (6) and (7) of such Section 9.01 to “any Intercreditor Agreement or any Liquidity Facility” shall also be deemed to refer to “the Intercreditor Agreement, the Liquidity Facility, the Escrow Agreement, the NPA or the Deposit Agreement”,

(ii)    Enter into one or more agreements supplemental to the Agreement, the Intercreditor Agreement or the NPA to provide for the formation of one or more Additional Trusts, the issuance of Additional Certificates, the purchase by an Additional Trust (if any) of applicable Additional Equipment Notes and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(vi) of the NPA and Section 9.1(d) of the Intercreditor Agreement,

(iii)     Enter into one or more agreements supplemental to the Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(vi) of the NPA and Section 9.1(c) of the Intercreditor Agreement, and

(iv)     Enter into one or more agreements supplemental to the Agreement, the Intercreditor Agreement, the NPA, the Liquidity Facility, the Escrow Agreement or the Deposit Agreement to provide for the replacement of one or more Aircraft by one or more Substitute Aircraft, subject to the provisions of Section 1(g) of the NPA, the replacement of one or more airframes by one or more substitute airframes, subject to the provisions of Section 4.04(f) of the applicable Indentures, and the replacement of related engines and other matters incidental thereto.

Section 6.03. Supplemental Agreements with Consent of Applicable Certificateholders. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement, the Liquidity Facility or the NPA or modifying in any manner the rights and obligations of the Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement, the Liquidity Facility or the NPA; provided that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits.

Section 6.04. Consent of Holders of Certificates Issued under Other Trusts. Notwithstanding any provision in Section 6.02 or Section 6.03 of this Trust Supplement to the contrary, no amendment or modification of Section 4.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.

ARTICLE VII

TERMINATION OF TRUST

Section 7.01. Termination of the Applicable Trust. (a) The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

Notice of any termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days’ notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the Company.

(b)     The provisions of this Section 7.01 supersede and replace the provisions of Section 11.01 of the Basic Agreement in its entirety, with respect to the Applicable Trust.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

Section 8.02. GOVERNING LAW. THE AGREEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS SECTION 8.02 SUPERSEDES AND REPLACES SECTION 12.05 OF THE BASIC AGREEMENT, WITH RESPECT TO THE APPLICABLE TRUST.

Section 8.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 8.04. Intention of Parties. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

UNITED AIRLINES, INC.
By:	Pamela S. Hendry
Name: Pamela S. Hendry
Title: Vice President and Treasurer
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:	Chad May
Name: Chad May
Title: Vice President

Signature Page to Class A-S Trust Supplement 19-2